EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File Nos. 333-76643, 333-34632, 333-51760, 333-101072, and 333-63244) of our report dated June 1, 2007, relating to the consolidated financial statements and financial statement schedule of Insignia Solutions plc as of and for the year ended December 31, 2006, which appears in this Annual Report on Form 10-K.

/s/ Burr, Pilger, & Mayer LLP

San Jose, California
December 19, 2008